UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2013

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)	91016 (Zip Code)

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company (the “Annual Meeting”) was held on May 13, 2013. 36,740,713 shares of common stock were outstanding on the record date for the Annual Meeting (March 15, 2013) and entitled to vote at the Annual Meeting. The voting was as follows:

1.	To elect six directors to serve until the next annual meeting of stockholders.

	Number of Shares
	For	Withheld
Don Bailey	23,767,615	346,992
Barry Caldwell	23,767,705	346,902
Charles Slacik	23,953,784	160,823
Mark B. Logan	23,583,176	531,431
Richard A. Meier	23,600,576	514,031
John C. Moore	23,583,551	531,056

2.	To approve amendments of the Amended and Restated STAAR Surgical Company 2003 Omnibus Equity Incentive Plan.

Number of Shares
For	Against	Abstain
18,821,249	5,277,549	15,809

3.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 27, 2013.

Number of Shares
For	Against	Abstain
33,670,679	55,956	74,996

4.	Approval of the non-binding advisory proposal regarding executive compensation.

Number of Shares
For	Against	Abstain	Broker Non-Votes
23,151,634	943,119	19,854	9,687,024

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 13, 2013, the Board of Directors amended the Company’s Bylaws to conform with current corporate practice and current Delaware corporate laws.

Exhibit Index

Exhibit No.	Description
5.03	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2013	STAAR Surgical Company

	By:	/s/ Barry Caldwell
Barry Caldwell
President and Chief Executive Officer